As filed with the Securities and Exchange Commission April 14, 2006	Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KUHLMAN COMPANY, INC.
(Name of small business issuer in its charter)

Nevada	5600	86-0883289
(State or jurisdiction of	(Primary standard industrial	(I.R.S. employer
incorporation or organization)	classification code number)	identification number)
701 North Third Street, Suite B-1
Minneapolis, Minnesota 55401
(612) 338-5752
(Address and telephone number
of principal executive offices and principal place of business)
With copies to:

Luis A. Padilla, Chief Executive Officer	Douglas T. Holod, Esq.
c/o Kuhlman Company, Inc.	Paul D. Chestovich, Esq.
701 North Third Street, Suite B-1	Maslon Edelman Borman & Brand, LLP
Minneapolis, Minnesota 55401	90 South 7th Street, Suite 3300
Telephone: (612) 338-5752	Minneapolis, Minnesota 55402
Facsimile: (612) 338-5762	Telephone: (612) 672-8200
(Name, address and telephone number of agent for service)	Facsimile: (612) 672-8397
     Approximate date of proposed sale to the public: from time to time after the effective date of this registration statement, as shall be determined by the selling shareholders identified herein.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for such offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate	Amount of
Title of Securities to be Registered	Registered	Share	Offering Price	Registration Fee
Common stock, par value $.001 per share (1)	3,075,000	$2.00	$6,150,000	$658.05
Common stock, par value $.001 per share (2)	615,000	$2.75	$1,691,250	$180.96

(1)	Outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the registrant’s common stock reported on April 7, 2006, in accordance with Rule 457(c) of the Securities Act.

(3)	Common stock issuable upon exercise of outstanding warrants.

(4)	Estimated solely for the purpose of calculating the registration fee and based upon the weighted-average at which the warrants are exercisable, in accordance with Rule 457(c) of the Securities Act.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED APRIL 14, 2006
Kuhlman Company, Inc.
3,690,000 shares of common stock

     The selling shareholders identified on page 29 of this prospectus are offering on a resale basis a total of 3,690,000 shares of our common stock, which includes 615,000 shares issuable upon exercise of outstanding warrants to purchase common stock. We will not receive any proceeds from the sale of shares sold by the selling shareholders.
     Our common stock is listed on the American Stock Exchange under the symbol “KUL.” On April 7, 2006, the last sales price for our common stock as reported on the American Stock Exchange was $2.00.

     The securities offered by this prospectus involve a high degree of risk. For more information, see “Risk Factors” beginning on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2006

     This prospectus is not an offer or solicitation in respect to the securities covered hereby in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the SEC. The registration statement that contains this prospectus contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the Commission’s website or offices indicated under the section of this prospectus entitled “Where You Can Find More Information.” We have not authorized anyone else to provide you with additional information or information other than that contained in the registration statement. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

PROSPECTUS SUMMARY
     This summary highlights certain information found in greater detail elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under “Risk Factors” and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents which we urge you to read. All references in this prospectus to “Kuhlman,” the “Company,” “we,” “us” and “our” refer to Kuhlman Company, Inc., together with SK2, Inc., our wholly owned operating subsidiary.
Our Company
     Kuhlman Company is a specialty retailer and wholesale provider of exclusively designed, distinctive, high-quality apparel and accessories, offered under the “Kuhlman” brand through Company-owned retail stores and under private labels through large retailers. Kuhlman, founded by Scott and Susan Kuhlman, is a lifestyle brand focused around high quality apparel designed for men and women 20 years and older. We create a compelling brand experience for our customers by consistently delivering high quality merchandise at great values with in-store experiences that support and affirm our customer’s point of view. Through this brand experience, we develop long-term relationships with our customers which in turn will serve to support our continued growth and expansion.
     We opened our first store in August 2003 and currently operate 47 retail stores in 20 states which total 59,161 square feet. The Company has developed three merchandising strategies to maximize its current real estate portfolio. The Company’s 500-1000 square feet concept features primarily men’s and women’s shirtings and an expanding men’s and women’s accessories category. The 1000-1,500 square feet concept represents an edited version of our entire men’s and women’s collection. The Company’s flagship store concept is a 1,500 square feet or larger store that features our entire lifestyle collection of men’s and women’s tailored clothing, sportswear, shirtings and other lifestyle merchandise.
     The Company has developed a management team of industry professionals with significant experience in all aspects of retailing and merchandising. Our vision is to stand apart in everything we do. This vision is supported by our core values of treating everyone with respect; accomplishing with integrity; delivering with thoughtful speed; and achieving through accountability. These values translate and communicate our brand to our customer through merchandise, media, store visuals, and selling. The result is a brand which guides the customer through a personal journey of style through unique products, services and experiences.
     We are seeking to develop a national retailing presence by focusing store openings in the fifteen largest metropolitan areas in the country. Within these markets, our strategy is to cluster stores with multiple locations. Our store clustering strategy is designed to accommodate our multiple store formats in a market based upon real estate availability and location demographics. We look for unique real estate opportunities in city centers, regentrified neighborhoods, lifestyle centers, high-traffic shopping malls and transportation hubs. Our real estate strategy is designed to benchmark our store location performance against a model store format within our existing real estate portfolio. The clustering of stores is intended to increase brand awareness and improve corporate efficiency. For example, we opened our Rockefeller Center store in April 2005, and have since opened or signed leases for an additional four stores in Manhattan. Our real estate and merchandising strategy also includes the development of outlet locations. As of December 31, 2005, we have opened six outlet locations to provide for clearance activities for our retail store base. As of the date of this filing, we either operate or have entered into leases for 58 retail stores in 20 states.
     In addition to our retailing operations, we generate revenue by providing product design and contract manufacturing for department store retailers seeking to augment their in-house expertise. Our wholesale business enhances our profitability in several ways. One way, for example, is through increased production volumes which lower our cost through volume discounts as we control manufacturer capacity.
     In addition, we are developing a shop-in-store concept to offer our Kuhlman brand collection to large retailers. The shop-in-store concept will add additional retail selling square footage with incremental cost and extend our brands reach to traditional department store consumers. Finally, staying close to other retailers and their buying decisions provides us with an insider’s view of competitive decision making, giving us an edge in keeping our apparel looking new, fresh and differentiated.
Reverse Merger Transaction
     On April 14, 2005, we (then known as Gaming Venture Corp., U.S.A.) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among SK2, Inc., the Delaware corporation that owns the Kuhlman retail stores, and GV Acquisition Corp., a

Delaware corporation and our wholly owned subsidiary formed solely for the purpose of engaging in the merger transaction contemplated by the Merger Agreement (such transaction is referred to herein as the “Merger”). We entered into the Merger Agreement in order to acquire the Kuhlman retail business owned by SK2. Historically, we engaged in the business of publishing and distributing industry reports and newsletters to the gaming and hospitality industries as well as providing consulting and advisory services to the gaming and hospitality industries. Prior to the Merger, however, we wound down and ceased operating these businesses. The Merger was effected June 10, 2005, by the filing of a certificate of merger with the Delaware Secretary of State. As a result of the Merger, SK2 became our wholly owned operating subsidiary. Immediately prior to the Merger we changed our name to “Kuhlman Company, Inc.,” and effected a stock combination (i.e., reverse stock split) on a one-for-five-share basis, all pursuant to the terms of the Merger Agreement. Prior to the Merger, our common stock was quoted on the over-the-counter bulletin board under the trading symbol “GVUS.OB.” Now, our common stock trades under the symbol “KHLM.OB.” As of March 27, 2006, the Company’s common stock began trading on the American Stock Exchange under the symbol “KUL.”
     In the Merger and in exchange for all of their shares of SK2 common stock, the stockholders of SK2 received a number of shares of our capital stock such that they owned approximately 91% of the shares of our capital stock outstanding immediately after the Merger. As of June 10, 2005 (immediately after the Merger), we had 16,052,835 shares of capital stock outstanding, including 14,749,950 shares of preferred stock issued to former holders of SK2 common stock in the Merger and 1,302,606 shares of our common stock that were outstanding prior to the Merger (after adjustment for the one-for-five reverse stock split).
     In connection with the Merger, we created a new class of preferred stock, denominated “Series A Preferred Stock,” which the former holders of SK2 common stock received in the Merger in exchange for the cancellation of their SK2 common stock. Subject to certain adjustments, each share of Series A Preferred Stock may be converted into one share of our common stock after a registration statement covering the resale of such common shares has been declared effective, and all shares of Series A Preferred Stock will automatically be converted into shares of our common stock on June 10, 2006. Our Series A Preferred Stock has no liquidation preference or other senior rights typically associated with a preferred stock, except that the holders of our Series A Preferred Stock possess voting rights on an as-if-converted basis and are entitled to a preference for the payment of dividends if and when declared by our board of directors.
Risk Factors
     An investment in shares of our common stock involves a high degree of risk. For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the “Risk Factors” section of this prospectus.
The Offering

Common stock offered (1)	3,690,000
Common stock outstanding before the offering (2)	22,814,874
Common stock outstanding after the offering (3)	23,429,874
Common stock trading symbol	KUL

(1)	Includes (a) a total of 3,075,000 outstanding common shares, and (b) a total of 615,000 common shares issuable upon exercise of outstanding warrants to purchase common stock (more fully discussed below).

(2)	Based on the number of shares of common stock outstanding as of March 31, 2006, but excluding (a) 3,796,658 common shares issuable upon conversion of outstanding or issuable shares of our Series A Preferred Stock, (b) 477,500 common shares issuable upon exercise of outstanding options to purchase common stock, and (c) 1,442,042 common shares issuable upon exercise of outstanding common stock warrants. Also does not include an aggregate of 544,000 shares of restricted stock.

(3)	Assumes the issuance of all shares of common stock offered hereby.
     On January 24 and January 20, 2006, we entered into subscription agreements with seven accredited investors for the sale of 1,700,000 and 250,000 shares, respectively, of common stock for an aggregate purchase price of $4,387,500, or $2.25 per share. On March 3, 2006, we entered into subscription agreements with six additional investors for the sale of 1,125,000 shares of common stock for an aggregate purchase price of $2,531,250, or $2.25 per share.

     The subscription agreements contained customary representations and warranties and agreements by and among the parties. In addition to the shares of common stock, subscribers received three-year warrants to purchase an aggregate of 615,000 additional shares of common stock at the per-share price of $2.75. The warrants contained customary terms and conditions to their exercise. We paid no underwriting discounts or commissions in connection with these sales.
     For all of these issuances, we relied on the exemption from federal registration under Section 4(2) of the Securities Act, and/or Rule 506 promulgated thereunder based on the fact that (i) there were only seven investors, all of whom, either alone or through a purchaser representative, had knowledge and experience in financial and business matters such that each was capable of evaluating the risks of the investment, and (ii) the Company has obtained subscription agreements from the investors indicating that they are accredited investors and purchasing for investment only. Because the securities sold in these transactions were not registered under the Securities Act, they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     In connection with these transactions, we subsequently entered into letter agreements with the lead investors, pursuant to which we agreed to file a registration statement covering the resale of the shares of common stock issued in the sales, and issuable upon exercise of the warrants. The registration statement of which this prospectus is a part covers all 3,690,000 shares of our common stock issued and issuable in connection with the transactions described above.

RISK FACTORS
     An investment in shares of the Company’s common stock is very speculative and involves a very high degree of risk. Accordingly, an investment in the Company is suitable only for the persons who can afford the loss of their entire investment. Investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to the Company’s securities.
Risks Related to our Business
We are an early-stage company with a limited operating history, which limits your ability to evaluate the viability of our business model and long-term prospects for success.
     We are an early-stage company with a limited operating history upon which to evaluate the viability of our business model and long-term prospects for success. We began operating our Kuhlman stores in August 2003, and our wholesale operations in March 2002, through SK2, Inc., which was formed in December 2003. Since beginning operations, we have experienced significant growth. As of December 31, 2003, we operated five retail stores. Currently, we operate 47 stores and have executed leases to open 11 additional stores. Accordingly, potential investors should carefully consider the risk, expenses and unforeseen difficulties generally encountered in the operation and development of an early-stage business, including the risks and uncertainties frequently encountered by specialty retail apparel companies. Our limited operating history also limits the ability to evaluate the success of our rapid expansion. We may not be successful in developing a profitable chain of Kuhlman retail apparel stores.
We are not currently profitable and expect to incur future losses.
     We have a history of losses and expect to incur substantial expenses associated with increased store development and general and administrative expenses primarily related to our expansion and becoming a public company. We also plan to invest in systems and the infrastructure necessary to support our current and future retail expansion efforts. As a result, we expect to continue to incur net losses through at least the fiscal year ending 2006. Notwithstanding our current expectations, our long-term business strategy and expansion efforts may not be successful and we may never be profitable.
We may need additional financing in the near future and any such financing will likely be dilutive to our existing shareholders.
     We may require significant additional financing if cost overruns or unforeseen contingencies arise. Additional financing could be sought from a number of sources, including but not limited to additional sales of equity or debt securities, or loans from banks, other financial institutions or affiliates of the Company. We cannot, however, be certain that any such financing will be available on terms favorable to us, if at all. If additional funds are raised by the issuance of our equity securities, such as through the issuance of stock, convertible securities, or the issuance and exercise of warrants, then the ownership interest of our existing stockholders will be diluted. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations, and such securities may have liquidation rights senior to those of the then existing holders of common stock. Ultimately, if no additional financing is obtained as and when needed, we may be required to slow our expansion strategy or cease operations altogether.
We may not be able to continue to anticipate consumer demand and design merchandise which consumers will purchase, which failure may adversely affect our business.
     Our success largely depends on our ability to forecast or anticipate consumer tastes and provide merchandise that satisfies customer demand in a timely manner. Our failure to anticipate, identify, or react appropriately to changes in fashion trends could lead to excess inventories and markdowns. Persistent fashion misjudgments could have a material adverse effect on our business, financial condition and results of operations.
We may be unable to consolidate our business after our initial rapid expansion efforts.
     Our success depends on our ability to open and operate stores on a profitable basis and effectively manage our business. As of the date hereof, we have opened a total of 47 stores and plan to open an additional 11 stores by December 31, 2006. In 2006, we plan to slow our growth, in terms of store openings, and focus instead on streamlining our business operations and refining our marketing message and brand image. Specifically, we plan to consolidate our efforts thus far by focusing on our core competencies and delivering a consistent message and image to our customers. In addition, we plan to diversify our fabric sources. While part of our plan consists of slowing our growth and opening fewer stores (including consolidating some stores), we expect our total square footage of store space will expand. We will also continue to look for potential new store sites within certain targeted markets.
     All of our efforts for 2006 will depend on a number of factors, including our ability to locate and obtain favorable store sites, expand at several locations where we already have store space, negotiate acceptable lease terms, develop new manufacturing relationships and obtain adequate merchandise supply, develop brand recognition and loyalty, and hire and train qualified management personnel and employees. Multiple factors beyond our control may affect our ability to meet our goals for 2006, including general economic and business conditions affecting consumer spending. We may be unable to manage these challenges. Any failure to effectively manage our growth could have a materially adverse effect on our business, financial conditions and results of operations.
We plan on introducing new untested larger store formats and expanding our store space in several key markets. These larger store formats are different from our past retailing approach and we expect that they will involve greater expense.
     We intend to increase the size of some of our new stores. In these larger stores, we intend to offer expanded merchandise selections, including women’s merchandise. We hope that results from larger store formats will be favorable but expect that these formats will involve greater risks than our existing formats primarily because of the higher level of expense associated with opening and operating larger stores. Accordingly, we expect that our move to larger store formats will delay our profitability, if any.
We experience fluctuations in comparable store net sales results, which may negatively affect the market price of our common stock.
     Comparable store net sales figures are frequently used as an important criteria of value for retail businesses and stocks. Our comparable store net sales results have fluctuated significantly and are expected to continue to fluctuate in the future. A variety of factors affect our comparable store net sales results, including store locations within a mall, the location of the mall, merchandise mix, fashion trends, the retail sales environment, calendar shifts of holiday periods, actions by competitors, weather conditions, and general economic conditions. As a result, our comparable store net sales results may not meet our projections and may decrease over time. The failure of our comparable store net sales to meet projections will likely have a material adverse effect on our business and the market price of our common stock.
We rely on a few key vendors and contract manufacturers, which will subject our business to the risk that we will be unable to fully control the supply of our products to the market.
     We do not own or operate any manufacturing facilities and do not have any long-term contractual relationships with key vendors and contract manufacturers. We are seeking to diversify our product sources, but there can be no assurance that we will be successful in doing so. Our business model depends on our ability to purchase apparel at competitive prices in adequate quantities and with timely deliveries from third-party providers. Most of our vendors and contract manufacturers are foreign businesses and have limited resources, production capacities and operating histories. The inability or unwillingness of key vendors and contract manufacturers to increase their sales to us and keep pace with our product demands, or the loss of one or more key vendors or contract manufacturers for any reason, could have a materially adverse effect on our business, financial condition and results of operations.
We purchase all of our merchandise from foreign sources, which subjects our business to a variety of unique risks associated with doing business abroad.
     Currently, all of our merchandise is manufactured outside the United States, principally in Italy and Turkey. In addition, we expect to establish manufacturing relationships in India. As a result, our operations are subject to the risks generally associated with doing business abroad, such as foreign government regulations, political instability, regulations relating to imports, the imposition of duties, taxes and other charges on imports, significant fluctuations in the value of the dollar against foreign currencies, and restrictions on the transfer of funds. We have experienced delays in our receipt of merchandise due to import regulations. Delays in receiving merchandise could cause us to fail to meet our stores’ merchandise requirements for those items, which could result in lost sales and dissatisfied customers. Significant interruptions in our foreign sourcing, or deteriorations in the quality of merchandise produced abroad, would likely have a material adverse effect on our business, financial condition and results of operations.
The success of our business is subject to general economic conditions and consumer spending trends.
     Historically, the apparel industry has been subject to substantial cyclical variations. Our business is sensitive to changing levels of consumer spending and our sales and profitability may be adversely affected by unfavorable local, regional or national economic conditions. A substantial number of our stores are located in regional shopping malls and lifestyle centers, and our sales benefit from a high volume of traffic in such locations. We therefore depend in part on the ability of mall “anchor” tenants and other nearby area attractions to generate consumer traffic in the vicinity of our stores. Our sales also depend on continuing popularity of malls and lifestyle centers as shopping and leisure-time destinations for young adults. Traffic and sales volume may be adversely affected by economic downturns, severe weather, natural disasters, a decrease in the amount of discretionary income of or primary customers, the closing of nearby attractions and declines in the desirability of the shopping environment in a particular location, any of which could materially and adversely affect our business, financial condition and results of operations.
Because we distribute all of our merchandise through a single distribution facility, there is a risk that our distribution and delivery of all our products to market may be interrupted.
     The distribution function for all our stores is handled from a single facility located at our headquarters in Minneapolis, Minnesota. Any significant interruption in the operation of our current distribution facility would have a material adverse effect on our business, financial condition and results of operations. As a result, we may need to relocate our distribution center to a larger facility if our growth plans are realized. Even then, any such relocation may interrupt the distribution of products to our stores and negatively affect our business, financial condition and results of operation.
We anticipate experiencing a high degree of seasonality with our sales results, which may make it difficult for us to effectively manage inventory and staffing needs.
     Our business is seasonal by nature, with the holiday periods historically accounting for the largest percentage of our annual sales. Thus far, the holiday season from October to December has provided us with a seasonal spike in sales volume. We must successfully manage our merchandise volume and staffing during the holiday season because having too little or too much merchandise, or improperly staffing our stores, may negatively affect our results of operations.
We participate in a very competitive retail apparel industry environment.
     The retail apparel business is highly competitive. We compete on a national level with certain leading department stores and national retail chains which offer the same or similar brands and styles of merchandise. In addition, we also compete with a wide variety of regional and local specialty stores. Most of our competitors are larger and have significantly greater resources than us, and there is no assurance that we will be able to successfully compete in our market.
We materially depend upon Scott Kuhlman and Susan Kuhlman and must recruit and retain additional key personnel.
     We are materially dependent upon the services of our key personnel, particularly Scott Kuhlman and Susan Kuhlman. The loss of the services of Scott Kuhlman or Susan Kuhlman would have a materially adverse effect on our business, financial condition and results of operations. As of the date of this prospectus, we have employment agreements with, and maintain key-person life insurance on, Scott and Susan Kuhlman.
     More generally, we will need to hire and retain personnel with advanced skills and experience in the operations of the apparel retailing industry. Our inability to attract and retain such additional qualified personnel could have a material adverse effect on our business, financial condition and results of operations.
We have limited trademark rights, copyrights, and proprietary business methods.
     We currently have limited proprietary patents, trademark rights and copyrights relating to our business. We plan to seek protection for our trademarks and other intellectual-property rights as necessary to protect our business. Nevertheless, we may be unable to obtain trademark registration or other protections for our intellectual-property rights relating to any aspects of our business. We may discover that a third party possess rights to intellectual property necessary for our business, which could require us to enter into a license agreement with such third party on terms that may not be favorable or acceptable to us.

Risks Related to our Common Stock
We may not be able to attract the attention of major brokerage firms, which could result in a lower market price for our common stock.
     We became public through a “reverse merger” transaction and not through an underwritten offering or other transaction involving an investment-banking or brokerage firm. As a result, security analysts of major brokerage firms may not provide coverage of our Company since there is no incentive for such firms to recommend the purchase of our common stock.
The resale of shares covered by this registration statement could adversely affect the market price of our common stock in the public market, which result would in turn negatively affect the Company’s ability to raise additional equity capital.
     The sale, or availability for sale, of common stock in the public market pursuant to this registration statement may adversely affect the prevailing market price of our common stock and may impair our ability to raise additional capital by selling equity or equity-linked securities. Once effective, this registration statement will register the resale of a significant number of shares of our common stock. In fact, the registration statement will make publicly available for resale an additional 3,690,000 shares of our common stock, assuming the issuance of all shares of common stock offered hereunder. This figure represents approximately 15.8% of the shares of our common stock outstanding immediately after the effectiveness of this registration statement, assuming the issuance of all shares of common stock offered hereunder.
     As of March 31, 2006, we had approximately 22,814,874 shares of common stock outstanding, and approximately only 20% of such shares were available for sale without restriction. When the registration statement that includes this prospectus is declared effective, all 3,690,000 shares being offered hereby will be available for sale. Sales of a substantial number of shares of our common stock in the public market pursuant to this offering, and afterwards, could adversely affect the market price for our common stock and make it more difficult for you to sell our shares at times and prices that you feel are appropriate. Furthermore, we expect that, because there is a such a large number of shares registered hereunder, selling shareholders will continue to offer shares covered by this registration statement for a significant period of time, the precise duration of which we cannot predict. Accordingly, the adverse market and price pressures resulting from this offering may continue for an extended period of time and continued negative pressure on the market price of our common stock could have a material adverse effect on our ability to raise additional equity capital.
There is currently little trading volume in our common stock, which will make it difficult to sell shares of our common stock.
     In general, there has been very little trading activity in our common stock. The relatively small trading volume will likely make it difficult for our shareholders to sell their shares as and when they choose. Furthermore, small trading volumes generally depress market prices. As a result, you may not always be able to resell shares of our common stock publicly at the time and at prices that you feel are fair or appropriate.
Our officers and directors, together with certain affiliates, possess substantial voting power with respect to our common stock, which could adversely affect the market price of our common stock.
     As of March 31, 2006, our officers and directors collectively possessed beneficial ownership of approximately 6,734,000 shares of our common stock, which represents approximately 28.2% of our common stock. Assuming the sale of all shares of common stock offered hereby, upon completion of this offering the percentage of common shares beneficially owned by our officers and directors will be approximately 27.4%. This represents a significant portion of the total voting power of our shareholders. As a result, our directors and officers, together with significant shareholders, have the ability to substantially (but not wholly) control our management and affairs through the election and removal of our board of directors, and all other matters requiring shareholder approval, including the future merger, consolidation or sale of all or substantially all of our assets. This concentrated control could discourage others from initiating any potential merger, takeover or other change-of-control transaction that may otherwise be beneficial to our shareholders. As a result of the foregoing, the market price of our common stock and the price at which we might sell our business could be adversely affected.
We may issue additional shares of preferred stock with rights and preferences superior to those of our common stock.
     Our board of directors has the authority to fix and determine the relative rights and preferences of shares of our capital stock, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that is senior to our common stock and that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends, additional registration rights, anti-dilution protection, the right to redeem such shares, together with other rights, none of which will be afforded holders of our common stock.
We have never paid dividends and do not intend to do so for the foreseeable future.
     We have never paid dividends on our capital stock and we do not anticipate that we will pay any dividends for the foreseeable future. Accordingly, any return on an investment in shares of our common stock, if any, will be realized only when you sell such shares.
Our common stock is a “penny stock,” which may make it difficult to sell shares of our common stock.
     Our common stock is a “penny stock” and is therefore subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this Rule, broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC.
     The penny-stock rules severely limit the liquidity of securities in the secondary market, and many brokers choose not to participate in penny-stock transactions. As a result, there is generally little trading in penny stocks. Holders of our common stock may not always be able to resell such shares publicly at times and prices they believe to be fair or appropriate. Under applicable regulations, our common stock will generally remain a “penny stock” until and for such time as its per-share price is $5.00 or more (as determined in accordance with SEC regulations), or until meet certain net asset or revenue thresholds. These thresholds include (i) the possession of net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 in the event we have been operating for at least three years or $5,000,000 in the event we have been operating for fewer than three years, and (ii) the recognition of revenues equal to at least $6,000,000 for each of the last three years. We do not anticipate meeting those thresholds in the foreseeable future.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains certain statements that are “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and includes, among other things, discussions of the Company’s business strategies, future operations and capital resources. Words such as, but not limited to, “may,” “likely,” “anticipate,” “expect” and “believes” indicate forward-looking statements.
     Forward-looking statements are included in “Prospectus Summary,” “Risk Factors,” “Management’s Plan of Operation” and “Description of Business.” Although the Company believes that the expectations reflected in such forward-looking statements are generally reasonable, it can give no assurance that such expectations will ultimately prove to be correct. Generally, these statements relate to: business plans and strategies, projected or anticipated benefits or other consequences of market conditions and opportunities, business plans or strategies, projections involving anticipated sales and revenues, expenses, projected future earnings and other aspects of operational results. All phases of the Company’s operations are subject to a number of uncertainties, risks and other influences, most of which are outside the Company’s control, and any one or combination of which could materially and adversely affect the results of the Company’s operations, and also, could affect whether any such forward-looking statements contained in this prospectus ultimately prove to be accurate. Important factors that could cause actual results to differ materially from the Company’s expectations are summarized above, as well as in the section captioned “Risk Factors.”
USE OF PROCEEDS
     We will not receive any proceeds from the sale of the common stock by the selling shareholders pursuant to this prospectus.

SELLING SHAREHOLDERS
     The following table lists the total number of shares of our common stock beneficially owned by the selling shareholders as of March 31, 2006 (based on information available to the Company), and after this offering. Except as indicated in the table and accompanying footnotes, the selling shareholders are offering all of the shares of common stock owned by them or issuable to them upon the exercise of the warrants described herein and covered by the registration statement of which this prospectus is a part. A total of 3,690,000 shares are included in this table.

	Total Number		Number of Common
	of Shares	Number of	Shares Offered by	Percentage
	Beneficially	Common Shares	Selling Shareholder	Beneficial
	Owned Before	Offered by Selling	Upon Exercise of	Ownership
Selling Shareholder	Offering (1)	Shareholder	Certain Warrants	After Offering
Archer Equity Fund, LLC	300,000	250,000	50,000	*
U.S. Bank, N.A., Cust. FBO First American Small Cap Growth Opportunities Fund	1,690,081	1,408,401	281,680	*
U.S. Bank, N.A., Tr. u/a Richard D. Waterfield Tr. dtd 10/19/1999	12,114	10,095	2,019	*
U.S. Bank, N.A., Cust. FBO St. Paul Electrical Construction Workers Pen. Pl.	31,805	26,504	5,301	*
U.S. Bank, N.A., Cust. FBO St. Paul Electrical Construction Workers Supp. Pen. Pl.	29,950	24,958	4,992	*
U.S. Bank, N.A., Cust. FBO Greater Milwaukee Foundation	56,095	46,746	9,349	*
State Street Bank & Trust Cust. for Burroughs Welcome Fund	219,955	183,296	36,659	*
Durban Capital LP 2	156,000	130,000	26,000	*
New Castle Market Neutral Fund, L.P.	351,600	293,000	58,600	*
New Castle Millennium, L.P.	170,400	142,000	28,400	*
New Castle Fallen Angels (U.S.), L.P.	104,400	87,000	17,400	*
New Castle Millennium II, L.P.	159,600	133,000	26,600	*
New Castle Partners, LLC	408,000	340,000	68,000	*
				*

*	less than one percent.

(1)	For purposes of the selling shareholder table and consistent with Commission rules, beneficial ownership includes any shares as to which the shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned does not constitute an admission on the part of the shareholder that he, she or it is a direct or indirect beneficial owner of those shares.

PLAN OF DISTRIBUTION
     We are registering the resale of certain shares of common stock, including shares of our common stock issuable upon exercise of outstanding warrants to purchase common stock, offered by this prospectus on behalf of the selling shareholders. As used in this prospectus, the term “selling shareholders” include donees, pledges, transferees and other successors in interest selling shares received from the selling shareholders after the date of this prospectus, whether as a gift, pledge, partnership distribution or other form of transfer. All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling shareholders.
     Sales of shares of common stock offered hereby may be effected by the selling shareholders from time to time in one or more types of transactions (which may include block transactions):
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account

•	an exchange distribution in accordance with the rules of the applicable exchange

•	privately negotiated transactions

•	short sales

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share

•	a combination of any such methods of sale, and

•	any other method permitted pursuant to applicable law.
     The selling shareholders may effect sales of shares of common stock offered hereby at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices. Any of these transactions may or may not involve brokers or dealers. Any such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchaser(s) of shares of common stock for whom those broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock by the selling shareholders.
     The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and registered hereby and, if any such selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
     The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
     The selling stockholders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. In addition, each broker-dealer selling under this prospectus for its own account or the account of an affiliate is an “underwriter” under Section 2(11) of the Securities Act.
     To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus-delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We are unable to predict with certainty the effect which sales of the shares of common stock offered by this prospectus might have upon our ability to raise additional capital. Nevertheless, it is possible that the resale of shares offered hereby could adversely affect the trading price of our common stock.
Shares Eligible For Future Sale
     Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon the exercise of outstanding warrants, there will be 23,429,874 shares of our common stock issued and outstanding. The shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an “affiliate” of our Company (as defined under the Securities Act).
     Our currently outstanding shares that were issued in reliance upon the private-placement exemptions under the Securities Act are deemed “restricted securities” within the meaning of Rule 144 under the Securities Act. Restricted securities may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including an exemption under Rule 144.
     In general, under Rule 144, any person (or persons whose shares are aggregated) including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker’s transactions or directly to market makers, provided that the number of shares sold in any three-month period may not exceed the greater of one percent of the then-outstanding shares of our common stock or the average weekly trading volume of our shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about our Company. After two years have elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, persons who are not affiliates under the rule may sell such securities without any limitation.
DISCLOSURE OF SEC POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     Section 78.751 of the Nevada Business Corporation Act provides that a Nevada corporation shall indemnify any director, officer, employee or agent of the corporation who has been successful on the merits or otherwise in defense of any action, suit, or proceeding whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, or of any claim, issue or matter therein against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense. Section 78.751 contains detailed terms regarding such right of indemnification and reference is hereby made thereto for a complete statement of such indemnification rights.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised by its counsel that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file electronically with the SEC are available to the public free of charge over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC, at prescribed rates, at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our most current SEC filings, such as our annual, quarterly and current reports, proxy statements and press releases are available to the public free of charge on our website. The address of our website is http://www.kuhlmancompany.com. Our website is not a part of this prospectus. We will provide electronic or paper copies of our SEC filings to any stockholder free of charge upon receipt of a written request for any such filing. All requests for our SEC filings should be sent to the attention of Investor Relations at Kuhlman Company, Inc., 701 N. Third Street, Suite B-1, Minneapolis, Minnesota 55401.
     We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the termination of the offering of our common stock pursuant to this prospectus:
•	Our annual report on Form 10-KSB for the year ended December 31, 2005 (including information incorporated by reference therein), and

•	The description of our common stock included under the caption “Securities to be Registered” in our registration statement on Form 8-A, dated March 23, 2006, including any amendments or reports filed for the purpose of updating that description.
VALIDITY OF COMMON STOCK
     Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, of Minneapolis, Minnesota.

EXPERTS
     The financial statements of Kuhlman Company, Inc. for the years ended January 1, 2005 and December 31, 2005 included in this prospectus have been included herein in reliance on the report of Schechter Dokken Kanter Andrews & Selcer, Ltd., an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

PROSPECTUS
Kuhlman Company, Inc.
3,690,000 shares of common stock
                    , 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

SEC registration fee	$839.00
Legal fees and expenses	15,000.00
Accounting fees and expenses	4,000.00
Printing and engraving expenses	10,000.00
Miscellaneous	2,000.00
Total	$31,839.00
Item 15. Indemnification of Directors and Officers
     Nevada law permits a company to indemnify its directors and officers except for any act of dishonesty. The Company has provided in its bylaws for the indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney’s fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. In addition, the Company has the power, to the maximum extent and in the manner permitted by the Nevada Business Corporations Act, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of Kuhlman Company, Inc.
     The Company’s bylaws limit or eliminate the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve negligence, willful misconduct, intentional misconduct, fraud or a knowing violation of law.
     Insofar as indemnification for liabilities arising under the Securities Act pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

Item 16. Exhibits.
     The following exhibits are filed as part of this registration statement:

No.	Description
2.1	Agreement and Plan of Merger and Reorganization (incorporated by reference to exhibit 10 to the registrant’s current report on Form 8-K filed on April 18, 2005)

2.2	Certificate of Merger (incorporated by reference to exhibit 2.2 to the registrant’s current report on Form 8-K filed on June 16, 2005)

3.1	Articles of Incorporation (incorporated by reference to exhibits 3 and 3.1 to the registrant’s registration statement on Form 10-SB filed on February 21, 2003)

3.2	Amendment to Articles of Incorporation (incorporated by reference to exhibit 3.1 to the registrant’s current report on Form 8-K filed on June 16, 2005)

3.3	Bylaws (incorporated by reference to exhibit 3.2 to the registrant’s registration statement on Form 10-SB filed on February 21, 2003)

3.4	Certificate of Designation of Series A Preferred Stock (incorporated by reference to exhibit 3.2 to the registrant’s current report on Form 8-K filed on June 16, 2005)

5	Legal Opinion of Maslon Edelman Borman & Brand, LLP (filed herewith)

10.1	Employment Agreement with Scott Kuhlman (incorporated by reference to exhibit 10.1 to the registrant’s quarterly report on Form 10-QSB filed on August 15, 2005)

10.2	Employment Agreement with Susan Kuhlman (incorporated by reference to exhibit 10.2 to the registrant’s quarterly report on Form 10-QSB filed on August 15, 2005)

10.3	2005 Stock Option Plan (incorporated by reference to exhibit 10.3 to the registrant’s quarterly report on Form 10-QSB filed on August 15, 2005)

10.4	Form of option agreement under 2005 Stock Option Plan (incorporated by reference to exhibit 10.5 to the registrant’s annual report on Form 10-KSB filed on March 31, 2006)

10.5	Term Sheet employment arrangement with Luis A. Padilla (incorporated by reference to exhibit 10.6 to the registrant’s annual report on Form 10-KSB filed on March 31, 2006)

16	Letter of Stark Winter Schenkein & Co., LLP (incorporated by reference to exhibit 16.1 to the registrant’s current report on Form 8-K filed on August 11, 2005)

21	List of Subsidiaries (incorporated by reference to exhibit 21.1 to the registrant’s annual report on Form 10-KSB filed on March 31, 2006)

23.1	Consent of Schechter Dokken Kanter Andrews & Selcer Ltd. (filed herewith)

23.2	Consent of Maslon Edelman Borman & Brand, LLP (filed herewith; included in Exhibit 5)

Item 17. Undertakings
     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (b) The registrant hereby undertakes:
     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
     provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
     (4) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee-benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 14, 2006.

KUHLMAN COMPANY, INC.
By:	/s/ Jon Gangelhoff
Jon Gangelhoff
Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby constitutes and appoints Jon Gangelhoff and Scott Kuhlman, or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this registration statement and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of the 14th day of April, 2006, by the following persons in the capacities indicated.

Name	Title

/s/ Scott Kuhlman Scott J. Kuhlman	Chairman, President and Chief Creative Officer

/s/ Luis Padilla Luis A. Padilla	Chief Executive Officer and Director (principal executive officer)

/s/ Jon Gangelhoff Jon Gangelhoff	Chief Financial Officer (principal financial and accounting officer)

/s/ Jon Sabes Jon Sabes	Director

David Ferris	Director

Chris Larson	Director

/s/ Daniel Rindos Daniel Rindos	Director

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